                                      EXHIBIT 23
                          CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of Wells Fargo & Company:

     We consent to the incorporation by reference in the Registration Statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company of our report dated January 19, 1999, relating to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of Wells Fargo & Company.

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Registration
Statement Number         Form           Description
----------------         ----           -----------
033-50435                S-3            Universal Registration Statement 1993-2
033-61045                S-3            Universal Registration Statement 1995-1
333-01737                S-3            Universal Registration Statement 1996
333-09489                S-3            Dividend Reinvestment and Common Stock Purchase Plan
333-40989                S-4            Acquisition Registration Statement
333-53219                S-4            Acquisition Registration Statement
333-71125                S-4            Riverton State Bank Holding Company
033-10820                S-8            Norwest Financial Employee $20,000,000 Senior Indebtedness Plan
033-42198                S-8            1985 Long-Term Incentive Compensation Plan
033-50307                S-8            Norwest Corporation Employees' Deferred Compensation Plan
033-50309                S-8            1985 Long Term Incentive Compensation Plan
033-65007                S-8            Invest Norwest Program
033-65009                S-8            Norwest Corporation Master Savings Trust
033-57904                S-8            Financial Concepts Bancorp, Inc. Stock Option Plan
033-38013                S-8            United Banks of Colorado, Inc. Non-qualified Stock Option Plan
033-54322                S-8            Lincoln Financial Corporation 1988 Stock Option Plan
033-55533                S-8            First National Bank of Kerrville 1991 Stock Option Plan
333-12423                S-8            Long-Term Incentive Compensation Plan
333-02485                S-8            Benson Financial Corporation Stock Option Plan
333-09413                S-8            PartnerShares Plan
333-50789                S-8            PartnerShares Plan
333-62877                S-8            Long-Term Incentive Compensation Plan
333-63247                S-8            Wells Fargo & Company:  1982 Equity Incentive Plan, 1987
                                        Director Option Plan, 1990 Equity Incentive Plan, 1990
                                        Director Option Plan, Long-Term Incentive Plan, 1996
                                        Employee Stock Purchase Plan, First Interstate Bancorp:  1983
                                        Performance Stock Plan, 1988 Performance Stock Plan, 1991
                                        Director Option Plan, 1991 Performance Stock Plan.
333-68093                S-8            Tax Advantage and Retirement Plan

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KPMG LLP

San Francisco, California
March 17, 1999